Exhibit 99.1

801 E. 86th Avenue
Merrillville, IN 46410
October 29, 2010

FOR ADDITIONAL INFORMATION
Media	Investors
Mike Banas	Randy Hulen
Communications Manager	Managing Director, Investor Relations
(219) 647-5581	(219) 647-5688
mbanas@nisource.com	rghulen@nisource.com
NiSource Reports Third Quarter Results, Raises 2010 Outlook
•	Solid results drive increase in 2010 net operating earnings guidance

•	Significant progress advancing Indiana regulatory agenda

•	Strategic pipeline and midstream growth projects move forward
MERRILLVILLE, Ind. — NiSource Inc. (NYSE: NI) today announced net operating earnings from continuing operations (non-GAAP) of $10.3 million, or 4 cents per share, for the three months ended September 30, 2010, a decrease from $19.4 million, or 7 cents per share, for the third quarter of 2009. Operating earnings (non-GAAP) were $109.9 million for the recent three months compared to $134.8 million for the same period in 2009.
On a GAAP basis, NiSource reported income from continuing operations for the three months ended September 30, 2010, of $33.4 million, or 12 cents per share, compared with a loss of $13.2 million, or 5 cents per share, in the same period a year ago. Operating income was $123.3 million for the third quarter of 2010 compared with $93.6 million in the year-ago period. Schedules 1 and 2 of this news release contain a reconciliation of net operating earnings and operating earnings from continuing operations to GAAP.
The company’s third quarter results benefited from increased electric industrial margins and off-system sales, as well as increased gas distribution revenues due to regulatory and infrastructure programs. These revenue increases were offset by anticipated increases in operating expenses, taxes and depreciation addressed in the segment discussions below.
NiSource President and Chief Executive Officer Robert C. Skaggs, Jr. noted that third quarter operating earnings were expected to be somewhat below 2009 levels due to the items mentioned above. However, he emphasized that the company’s overall 2010 financial performance is expected to exceed the net operating earnings outlook of $1.10 to $1.20 per share (non-GAAP) provided earlier in the year.
“Based on NiSource’s solid year-to-date results and continued gradual economic recovery in some of our key markets, we are increasing our 2010 net operating earnings outlook to $1.20 to $1.25 per share. In addition, we are reiterating NiSource’s commitment to growing earnings annually by 3 to 5 percent on a long term, sustainable basis,” Skaggs said.
“NiSource’s improved earnings outlook reflects the core strength of our team’s 2010 performance and signs of resilience in some of our key markets,” Skaggs said. “We are confident we will deliver on this improved outlook as we continue to execute on our balanced strategy to meet the needs of our customers and enhance shareholder value through long-term, infrastructure investment-driven growth.”
Building flexibility to fund infrastructure investments

NiSource enhanced its ability to invest in new infrastructure improvements and growth opportunities through the successful execution of a $400 million equity offering of common stock in September. The offering, structured under a 24-month forward sale agreement, was fully subscribed under favorable pricing terms.
“For some time, we have highlighted the deep inventory of attractive infrastructure investment opportunities available to NiSource’s three business units — amounting to approximately $1 billion annually — and we’ve emphasized our focus on building the financial capability to take advantage of those opportunities,” Skaggs said.
“We also made clear, that as we managed the funding of these investments, we would do so in a manner consistent with our commitments to create long-term shareholder value, maintain our dividend and preserve our investment grade credit rating,” Skaggs continued. “The successful equity offering meets these key criteria and positions the company to sustainably grow long-term earnings at the upper end of our targeted range.”
Milestone regulatory advancements in Indiana
NiSource’s Indiana team achieved several significant regulatory milestones during the third quarter as part of its commitment to enhance customer service, restore appropriate earnings levels and position the companies for continued growth.
•	On Aug. 25, Northern Indiana Public Service Company’s (NIPSCO) electric business received an order from the Indiana Utility Regulatory Commission (IURC) on the company’s 2008 electric base rate case. The order, which is subject to rehearing and appeals processes, is in line with the company’s expectations and sets the stage for restoring NIPSCO’s electric earnings to an appropriate level by 2012.

•	As previously discussed, NIPSCO plans to submit a follow-up electric rate case filing with the IURC in the fourth quarter of this year. The filing is expected to address items that have changed since the company’s 2008 rate filing, including factors related to the economic downturn, changes in customer usage and operating conditions, and efforts to enhance customer programs and rate design.

•	On Aug. 24, parties in NIPSCO’s gas base rate case filed a unanimous settlement proposal with the IURC. The proposal, if approved, will result in an overall rate decrease for customers while enhancing operating earnings and preserving the company’s rate base. The settlement also proposes enhancements in rate design and continued strong support for low-income customer assistance, energy efficiency and conservation programs. A decision by the IURC is expected in the fourth quarter.
“The third quarter marked several significant milestones in NIPSCO’s efforts to enhance customer service, invest in Indiana’s critical energy infrastructure and chart a course for long-term growth,” Skaggs noted. “Going forward, our Indiana team is committed to working with all stakeholders in a constructive and collaborative fashion to continue addressing the needs of Indiana consumers and investors.”
Pipeline growth projects in Marcellus Shale region advance

During the quarter, NiSource’s Gas Transmission & Storage Operations (NGT&S) continued to advance strategic infrastructure investments linked to the Marcellus Shale production region in Appalachia.
•	On Aug. 12, NGT&S announced a partnership with UGI Energy Services, Inc., to develop a new natural gas pipeline providing Marcellus Shale producers in Pennsylvania improved access to high-value markets. The project, which is in the evaluation and development stage, could provide as much as 500,000 dekatherms per day (Dth/d) of additional transportation capacity for natural gas production in north-central Pennsylvania and southern New York.

•	On Sept. 27, NGT&S announced commencement of service under the nearly $80 million Majorsville expansion in southwestern Pennsylvania. The project, developed jointly with MarkWest Liberty Midstream & Resources L.L.C., is the first integrated gathering and processing system serving Marcellus production in northern West Virginia. Fully contracted, the pipeline and compression assets allow NGT&S to gather and deliver more than 325,000 Dth/d of Marcellus production gas to the new MarkWest Liberty Majorsville processing plant.

•	The team also is advancing additional Marcellus projects, including the $14 million Line WB Expansion and the $18 million Clendenin Project, projected to be in service by Jan. 2011 and second quarter 2011 respectively.

•	On Oct. 28, Columbia Gulf Transmission filed its first rate case in more than 14 years with the Federal Energy Regulatory Commission. The filing seeks an increase in revenues of approximately $50 million per year, reflecting updated costs and operating conditions. Rates are anticipated to be placed into effect, subject to refund, in mid-2011.
“The NGT&S team is executing on our strategy to grow the business through thoughtful, customer-driven projects leveraging our geographic presence in the Marcellus Shale region, including pursuing opportunities to transport production gas to processing facilities and market centers,” Skaggs said. “At the same time, we’re maximizing value from our existing assets by managing long-term contracts, expanding our customer base and maintaining safe and reliable operations.”
Continued execution of infrastructure and regulatory programs
NiSource’s Gas Distribution Operations (NGD) continues to execute its strategy of combining long-term infrastructure replacement programs with complementary regulatory initiatives.
•	NGD continues to proactively advance replacement and upgrades of its infrastructure to ensure a safe and reliable distribution system. This includes significant, revenue-producing programs at our largest utilities, Columbia Gas of Ohio, Columbia Gas of Pennsylvania and Columbia Gas of Massachusetts (formerly known as Bay State Gas Company).

•	The Pennsylvania Public Utility Commission (PUC) approved a Columbia Gas of Pennsylvania base rate case settlement on August 18, with new rates effective on Oct. 1. In addition to increasing the company’s base revenues, the approval increases funding of the company’s Emergency Repair Program and begins offering rebates to moderate-income customers who participate in its Income Qualified Energy Efficiency Program.

•	Columbia Gas of Virginia’s rate case, pending before the Virginia State Corporation Commission, proposes an increase in revenues of $13 million and changes to the company’s rate design, including increases to fixed monthly customer charges and the introduction of a weather normalization adjustment. Hearings are scheduled for Nov. 16, with new rates anticipated to be effective January 1, 2011.

“Infrastructure and customer programs continue to advance at NGD,” Skaggs said. “In addition to enhancing our ability to provide safe, reliable and responsive service to our millions of natural gas customers, these core programs continue to produce predictable, long-term and low-risk earnings growth.”
2010 earnings guidance increased
As noted above, NiSource is increasing its full-year guidance to $1.20 to $1.25 per share of net operating earnings (non-GAAP). As outlined in the company’s Feb. 1, 2010 earnings release, due to the unpredictability of weather and other factors, NiSource is not providing GAAP earnings guidance.
Third Quarter 2010 Operating Earnings — Segment Results (non-GAAP)
NiSource’s consolidated third-quarter 2010 operating earnings (non-GAAP) were $109.9 million, compared to $134.8 million for the same period in 2009. Refer to Schedule 2 for the items included in 2010 and 2009 GAAP operating income but excluded from operating earnings.
Operating earnings for NiSource’s business segments for the quarter ended September 30, 2010, are discussed below.
Gas Distribution Operations reported an operating earnings loss for the current quarter of $40.7 million compared to an operating earnings loss of $30.0 million in the third quarter of 2009. Net revenues, excluding the impact of regulatory trackers, increased $8.5 million, primarily attributable to regulatory and service programs. The increase in regulatory and service programs was largely due to Columbia Gas of Ohio’s previously announced change from a volumetric to straight fixed-variable rate design. Additionally, Columbia Gas of Ohio implemented new rates under its approved infrastructure replacement program. The increase in revenue was partially offset by a decrease in commercial and residential margins as well as a decrease in off-system sales.
Operating expenses, excluding trackers, were $19.2 million higher than the comparable 2009 period. The increase was primarily attributable to higher employee and administration costs, including the impacts of the previously deferred 2009 pension costs by Columbia Gas of Ohio.
Gas Transmission and Storage Operations reported operating earnings for the current quarter of $76.4 million compared to operating earnings of $100.2 million in the third quarter of 2009. Net revenues, excluding the impact of trackers, decreased by $7.8 million, driven by decreases in revenues from shorter term transportation and storage services and mineral rights lease revenues. These decreases were partially offset by higher demand and commodity margin revenues.
Operating expenses, excluding the impact of trackers, increased $13.6 million compared to the third quarter of 2009. This increase was the result of an increase in maintenance and other outside service costs and employee and administration expenses, including pension costs.
Equity earnings decreased by $2.4 million primarily due to lower earnings at Millennium Pipeline, primarily because of higher interest expense.
Electric Operations reported operating earnings of $80.0 million versus operating earnings of $69.6 million from the same quarter last year. Net revenues, excluding trackers, increased by $17.4 million primarily as a result of increased industrial margins and higher off-system sales.
Operating expenses, excluding the impact of trackers, increased by $7.0 million due primarily to increased employee and administration costs, higher electric generation costs and higher taxes (property and other).

Corporate and Other Operations reported an operating earnings loss of $5.8 million for the current quarter compared to a loss of $5.0 million in the third quarter of 2009.
In the first quarter of 2010, the company eliminated the “Other” segment. NiSource’s decision to wind down the unregulated natural gas marketing activities will impact the results from Other Operations. Results previously recorded as “Other” are now included within “Corporate and Other Operations.”
Other Items
Interest expense decreased by $7.4 million primarily due to the December 2009 term loan repayment, the maturity of the company’s November 2009 floating rate note, and lower short-term interest rates. The benefits were partially offset by incremental interest expense associated with the issuance of December 2009 long-term debt and the effect of the adoption of new accounting requirements related to the company’s accounts receivable facilities.
Other-net was essentially flat for the third quarter of 2010 compared to the third quarter of 2009.
The effective tax rate of net operating earnings was 28.5 percent compared to 39.8 percent for the same period last year. During the third quarter of 2010, a rate settlement was approved that reduced income tax expense for accelerated tax deductions on property differences.
Nine-Month Period 2010 Operating Earnings — Segment Results (non-GAAP)
NiSource’s consolidated operating earnings (non-GAAP) for the nine months ended September 30, 2010, were $669.0 million, compared to $621.6 million for the same period in 2009. Refer to Schedule 2 for the items included in 2010 and 2009 GAAP operating income but excluded from operating earnings.
Operating earnings for NiSource’s business segments for the nine months ended September 30, 2010 are discussed below.
Gas Distribution Operations reported operating earnings of $229.9 million compared to $214.8 million reported for the nine months ended September 30, 2009. Net revenues, excluding the impact of regulatory trackers, increased $28.0 million, primarily attributable to regulatory and service programs and off-system sales. The increase to regulatory and service programs is primarily a result of recent rate case outcomes as well as Columbia Gas of Ohio’s implementation of new rates under its approved infrastructure replacement program. These increased revenues were partially offset by a decrease in commercial and residential margins as well as decreased forfeited discounts and late payments.
Operating expenses, excluding trackers, were $12.9 million higher than the comparable period, as a result of an increase in employee and administration expenses and depreciation costs. These increases were partially offset by a decrease in uncollectible expense.
Gas Transmission and Storage Operations reported operating earnings of $277.2 million versus operating earnings of $292.2 million as of September 30, 2009. Net revenues, excluding trackers, increased $14.1 million primarily attributable to increases in demand margin revenues, recognition of revenue related to a previously deferred gain for native gas contributed to Hardy Storage Company (Hardy Storage) from Columbia Gas Transmission following Hardy Storage securing permanent financing, and fees received from a contract buyout. Additionally, net revenue increased due to an increase in mineral rights royalty revenue. The increase in net revenues was partially offset by decreases in revenues from shorter term transportation and storage services as well as mineral rights lease revenue.

Operating expenses, excluding the impact of trackers, increased by $30.8 million, primarily due to increased maintenance and outside service costs, higher employee and administration expenses, and increased depreciation costs. These increases were partially offset by decreases in legal and bad debt reserves.
Equity earnings increased by $1.7 million primarily due to lower interest charges at Millennium Pipeline.
Electric Operations reported operating earnings of $174.5 million for the nine months ended September 30, 2010, compared with operating earnings of $126.8 million for the prior year period. Net revenues increased by $59.9 million primarily from increased industrial and residential margins, higher off-system sales, and returns associated with environmental investments. These increases were partially offset by a increase in revenue credits.
Operating expenses, excluding the impact of trackers, increased by $12.2 million due primarily to property taxes and environmental costs. Additionally, the increase is due to higher depreciation costs. These increases were partially offset by a decrease in uncollectible accounts.
Corporate and Other Operations reported an operating earnings loss of $12.6 million for the nine month period ended September 30, 2010, compared to an operating earnings loss of $12.2 million for the nine month period ended September 30, 2009.
Other Items
Interest expense decreased by $5.9 million primarily due to the December 2009 term loan repayment, the maturity of the company’s November 2009 floating rate note, and lower short-term interest rates. The benefits were partially offset by incremental interest expense associated with the issuance of December 2009 long-term debt and the effect of the adoption of new accounting requirements related to the company’s accounts receivable facilities.
Other-net increased $9.6 million for the period ended September 30, 2010, compared to the period ended September 30, 2009 primarily due to favorable AFUDC rates and a reclassification of interest expense related to the adoption of new accounting requirements noted above.
The effective tax rate of net operating earnings was 35.6 percent compared to 38.5 percent for the same period last year. During the third-quarter of 2010, a rate settlement was approved that reduced income tax expense for accelerated tax deductions on property differences.
Income from Continuing Operations (GAAP)
As noted above, on a GAAP basis, NiSource reported net income from continuing operations for the three months ended September 30, 2010, of $33.4 million, or 12 cents per share, compared with a net loss from continuing operations of $13.2 million, or 5 cents per share, in the same period a year ago. Operating income was $123.3 million for the third quarter of 2010, compared with $93.6 million in the year-ago period.
On a GAAP basis, NiSource reported net income from continuing operations for the nine months ended September 30, 2010, of $258.8 million, or 93 cents per share, compared with $142.0 million, or 52 cents per share last year. Operating income was $665.9 million for the nine months ended September 30, 2010, versus $553.5 million in the year-ago period.
Refer to Schedule 1 for a complete list of the items included in 2010 and 2009 GAAP income from Continuing Operations but excluded from net operating earnings.

About NiSource
NiSource Inc. (NYSE: NI), based in Merrillville, Ind., is a Fortune 500 company engaged in natural gas transmission, storage and distribution, as well as electric generation, transmission and distribution. NiSource operating companies deliver energy to 3.8 million customers located within the high-demand energy corridor stretching from the Gulf Coast through the Midwest to New England. Information about NiSource and its subsidiaries is available via the Internet at www.nisource.com. NI-F
Forward-Looking Statements
This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Those statements include statements regarding the intent, belief or current expectations of NiSource and its management. Although NiSource believes that its expectations are based on reasonable assumptions, it can give no assurance that its goals will be achieved. Readers are cautioned that the forward-looking statements in this news release are not guarantees of future performance and involve a number of risks and uncertainties, and that actual results could differ materially from those indicated by such forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, but are not limited to, the following: weather; fluctuations in supply and demand for energy commodities; growth opportunities for NiSource’s businesses; increased competition in deregulated energy markets; the success of regulatory and commercial initiatives; dealings with third parties over whom NiSource has no control; actual operating experience of NiSource’s assets; the regulatory process; regulatory and legislative changes; the impact of potential new environmental laws or regulations; the results of material litigation; changes in pension funding requirements; changes in general economic, capital and commodity market conditions; and counter-party credit risk, and the matters set forth in the “Risk Factors” sections in NiSource’s 2009 Form 10-K and 2010 Forms 10-Q, many of which risks are beyond the control of NiSource. NiSource expressly disclaims a duty to update any of the forward-looking statements contained in this release.

NiSource Inc.
Consolidated Net Operating Earnings (Non-GAAP)
(unaudited)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
(in millions, except per share amounts)	2010	2009	2010	2009

Net Revenues
Gas Distribution	$317.5	$296.7	$2,129.5	$2,455.0
Gas Transportation and Storage	270.7	242.4	905.5	898.7
Electric	398.5	342.2	1,056.1	934.6
Other	17.8	20.3	59.5	45.0

Gross Revenues	1,004.5	901.6	4,150.6	4,333.3
Cost of Sales (excluding depreciation and amortization)	296.1	219.2	1,626.9	1,909.8

Total Net Revenues	708.4	682.4	2,523.7	2,423.5

Operating Expenses
Operation and maintenance	354.4	323.7	1,023.1	987.8
Operation and maintenance — trackers	32.9	27.5	177.1	175.0
Depreciation and amortization	149.4	146.3	445.3	434.3
Depreciation and amortization — trackers	3.8	2.4	9.3	6.2
Other taxes	52.4	46.3	158.5	149.5
Other taxes — trackers	9.1	7.3	52.7	58.8

Total Operating Expenses	602.0	553.5	1,866.0	1,811.6

Equity Earnings in Unconsolidated Affiliates	3.5	5.9	11.3	9.7

Operating Earnings	109.9	134.8	669.0	621.6

Other Income (Deductions)
Interest expense, net	(97.6)	(105.0)	(294.8)	(300.7)
Other, net	2.1	2.4	7.3	(2.3)

Total Other (Deductions)	(95.5)	(102.6)	(287.5)	(303.0)

Operating Earnings From Continuing Operations
Before Income Taxes	14.4	32.2	381.5	318.6
Income Taxes	4.1	12.8	135.8	122.6

Net Operating Earnings from Continuing Operations	10.3	19.4	245.7	196.0

GAAP Adjustment	23.1	(32.6)	13.1	(54.0)

GAAP Income (Loss) from Continuing Operations	$33.4	$(13.2)	$258.8	$142.0

Basic Net Operating Earnings Per Share from Continuing Operations	0.04	0.07	0.89	0.71

GAAP Basic Earnings (Loss) Per Share from Continuing Operations	0.12	(0.05)	0.93	0.52

Basic Average Common Shares Outstanding	278.1	275.4	277.5	274.8

NiSource Inc.
Segment Operating Earnings (Non-GAAP)

	Three Months		Nine Months
Gas Distribution Operations	Ended September 30,		Ended September 30,
(in millions)	2010	2009	2010	2009

Net Revenues
Sales Revenues	$431.3	$386.5	$2,553.8	$2,896.0
Less: Cost of gas sold	188.3	154.5	1,385.8	1,744.9

Net Revenues	243.0	232.0	1,168.0	1,151.1

Operating Expenses
Operation and maintenance	176.3	159.9	506.9	497.8
Operation and maintenance — trackers	14.1	13.2	126.1	131.0
Depreciation and amortization	63.9	62.9	189.8	186.2
Other taxes	20.4	18.6	62.6	62.4
Other taxes — trackers	9.0	7.4	52.7	58.9

Total Operating Expenses	283.7	262.0	938.1	936.3

Operating (Loss) Earnings	$(40.7)	$(30.0)	$229.9	$214.8

GAAP Adjustment	(1.8)	(3.9)	(18.8)	(1.6)

GAAP Operating (Loss) Income	$(42.5)	$(33.9)	$211.1	$213.2

	Three Months		Nine Months
Gas Transmission and Storage Operations	Ended September 30,		Ended September 30,
(in millions)	2010	2009	2010	2009

Net Revenues
Transportation revenues	$163.7	$163.0	$522.6	$517.3
Storage revenues	49.9	49.0	149.0	142.4
Other revenues	3.9	9.7	19.8	13.4

Net Operating Revenues	217.5	221.7	691.4	673.1

Operating Expenses
Operation and maintenance	82.6	71.8	242.5	218.0
Operation and maintenance — trackers	16.1	12.5	44.3	40.1
Depreciation and amortization	31.8	30.5	94.9	90.1
Other taxes	14.0	12.5	43.8	42.3

Total Operating Expenses	144.5	127.3	425.5	390.5

Equity Earnings in Unconsolidated Affiliates	3.4	5.8	11.3	9.6

Operating Earnings	$76.4	$100.2	$277.2	$292.2

GAAP Adjustment	(0.2)	(0.3)	(0.2)	(19.8)

GAAP Operating Income	$76.2	$99.9	$277.0	$272.4

NiSource Inc.
Segment Operating Earnings (Non-GAAP)

	Three Months		Nine Months
Electric Operations	Ended September 30,		Ended September 30,
(in millions)	2010	2009	2010	2009

Net Revenues
Sales revenues	$389.8	$344.1	$1,051.4	$939.6
Less: Cost of sales	142.5	116.4	389.9	343.8

Net Revenues	247.3	227.7	661.5	595.8

Operating Expenses
Operation and maintenance	95.2	91.4	276.6	273.5
Operation and maintenance — trackers	2.7	1.7	6.7	3.9
Depreciation and amortization	50.0	49.5	149.7	147.3
Depreciation and amortization — trackers	3.7	2.5	9.3	6.3
Other taxes	15.7	13.0	44.7	38.0

Total Operating Expenses	167.3	158.1	487.0	469.0

Operating Earnings	$80.0	$69.6	$174.5	$126.8

GAAP Adjustment	15.9	(26.1)	16.1	(43.0)

GAAP Operating Income	$95.9	$43.5	$190.6	$83.8

	Three Months		Nine Months
Corporate and Other Operations	Ended September 30,		Ended September 30,
(in millions)	2010	2009	2010	2009

Operating Loss	$(5.8)	$(5.0)	$(12.6)	$(12.2)

GAAP Adjustment	(0.5)	(10.9)	(0.2)	(3.7)

GAAP Operating Loss	$(6.3)	$(15.9)	$(12.8)	$(15.9)

NiSource Inc.
Segment Volumes and Statistical Data

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
Gas Distribution Operations	2010	2009	2010	2009

Sales and Transportation (MMDth)
Residential	15.0	16.5	170.2	181.7
Commercial	19.1	16.9	115.1	118.3
Industrial	98.3	75.6	284.3	246.2
Off System	13.7	14.6	56.8	44.7
Other	0.1	0.1	0.8	0.6

Total	146.2	123.7	627.2	591.5

Weather Adjustment	1.1	1.3	14.6	0.3

Sales and Transportation Volumes — Excluding Weather	147.3	125.0	641.8	591.8

Heating Degree Days	72	69	3,370	3,593
Normal Heating Degree Days	88	88	3,596	3,596
% Colder (Warmer) than Normal	(18%)	(22%)	(6%)	(0%)

Customers
Residential			2,980,557	2,972,887
Commercial			273,371	273,515
Industrial			7,686	7,822
Other			81	80

Total			3,261,695	3,254,304

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
Gas Transmission and Storage Operations	2010	2009	2010	2009

Throughput (MMDth)
Columbia Transmission	191.1	158.4	750.1	736.9
Columbia Gulf	225.0	195.2	625.0	708.4
Crossroads Gas Pipeline	6.5	8.6	20.2	26.0
Intrasegment eliminations	(141.6)	(114.8)	(423.2)	(443.6)

Total	281.0	247.4	972.1	1,027.7

NiSource Inc.
Segment Volumes and Statistical Data

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
Electric Operations	2010	2009	2010	2009

Sales (Gigawatt Hours)
Residential	1,175.7	843.9	2,833.2	2,445.5
Commercial	1,103.8	1,004.5	2,991.1	2,907.6
Industrial	2,180.0	1,944.5	6,321.8	5,723.4
Wholesale	330.0	208.9	635.7	385.2
Other	47.0	33.3	128.2	112.4

Total	4,836.5	4,035.1	12,910.0	11,574.1

Weather Adjustment	(470.0)	326.0	(501.7)	346.5

Sales Volumes — Excluding Weather impacts	4,366.5	4,361.1	12,408.3	11,920.6

Cooling Degree Days	700	318	977	515
Normal Cooling Degree Days	578	578	808	808
% Warmer (Colder) than Normal	21%	(45%)	21%	(36%)

Electric Customers
Residential			399,556	398,408
Commercial			53,696	53,396
Industrial			2,435	2,444
Wholesale			15	13
Other			741	751

Total			456,443	455,012

NiSource Inc.
Schedule 1 — Reconciliation of Net Operating Earnings to GAAP

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
(in millions, except per share amounts)	2010	2009	2010	2009

Net Operating Earnings from Continuing Operations (Non-GAAP)	$10.3	$19.4	$245.7	$196.0

Items excluded from operating earnings:
Net Revenues:
Weather — compared to normal	8.8	(24.6)	(1.3)	(22.5)
Revenue adjustment	—	—	(5.7)	(9.0)
Unregulated natural gas marketing business	0.9	(0.8)	5.8	13.2

Operating Expenses:
Restructuring	0.2	(4.8)	(0.7)	(24.6)
Transition charges (IBM Agreement)	—	(0.3)	—	(3.4)
Environmental reserve adjustment	6.0	—	6.0	—
Unregulated natural gas marketing business	(1.3)	(2.4)	(5.9)	(8.3)
Legal reserve	—	(0.6)	—	(7.0)
Gain/Loss on sale of assets and asset impairments	(1.2)	(7.7)	(1.3)	(6.5)

Total items excluded from operating earnings	13.4	(41.2)	(3.1)	(68.1)

Gain on early extinguishment of debt	—	—	—	2.5

Tax effect of above items	(5.5)	16.4	1.0	19.4

Other income tax adjustments

Income Taxes — Tax Method change	—	(7.8)	—	(7.8)
Income Taxes — Rate settlement flow-through	15.2	—	15.2	—

Total other income tax adjustments	15.2	(7.8)	15.2	(7.8)

Total items excluded from net operating earnings	23.1	(32.6)	13.1	(54.0)

Reported Income (Loss) from Continuing Operations — GAAP	$33.4	$(13.2)	$258.8	$142.0

Basic Average Common Shares Outstanding	278.1	275.4	277.5	274.8

Basic Net Operating Earnings Per Share from Continuing Operations	0.04	0.07	0.89	0.71

Items excluded from net operating earnings (after-tax)	0.08	(0.12)	0.04	(0.19)

GAAP Basic Earnings (Loss) Per Share from Continuing Operations	0.12	(0.05)	0.93	0.52

NiSource Inc.
Schedule 2 — Adjustments by Segment from Operating Earnings to GAAP
For Quarter ended September 30,
2010 (in millions)

		Gas
	Gas	Transmission		Corporate
	Distribution	and Storage	Electric	& Other	Total

Operating Earnings (Loss)	$(40.7)	$76.4	$80.0	$(5.8)	$109.9

Net Revenues:
Weather (compared to normal)	(1.1)	—	9.9	—	8.8
Unregulated natural gas marketing business	—	—	—	0.9	0.9

Total Impact — Net Revenues	(1.1)	—	9.9	0.9	9.7

Operating Expenses
Restructuring	0.1	—	0.1	—	0.2
Environmental Reserve	—	—	6.0	—	6.0
Gain/Loss on sale of assets and asset impairments	(0.8)	(0.2)	(0.1)	(0.1)	(1.2)
Unregulated natural gas marketing business	—	—	—	(1.3)	(1.3)

Total Impact — Operating Expenses	(0.7)	(0.2)	6.0	(1.4)	3.7

Total Impact — Operating Income (Loss)	$(1.8)	$(0.2)	$15.9	$(0.5)	$13.4

Operating Income (Loss) — GAAP	$(42.5)	$76.2	$95.9	$(6.3)	$123.3

2009 (in millions)

		Gas
	Gas	Transmission
	Distribution	and Storage	Electric	Corporate	Total

Operating Earnings (Loss)	$(30.0)	$100.2	$69.6	$(5.0)	$134.8

Net Revenues:
Weather (compared to normal)	(2.3)	—	(22.3)	—	(24.6)
Unregulated natural gas marketing business	—	—	—	(0.8)	(0.8)

Total Impact — Net Revenues	(2.3)	—	(22.3)	(0.8)	(25.4)

Operating Expenses
Restructuring	(1.4)	(0.2)	(3.2)	—	(4.8)
Transition Charges (IBM Agreement)	(0.2)	(0.1)	—	—	(0.3)
Unregulated natural gas marketing business	—	—	—	(2.4)	(2.4)
Legal reserve	—	—	(0.6)	—	(0.6)
Gain/Loss on sale of assets and asset impairments	—	—	—	(7.7)	(7.7)

Total Impact — Operating Expenses	(1.6)	(0.3)	(3.8)	(10.1)	(15.8)

Total Impact — Operating Loss	$(3.9)	$(0.3)	$(26.1)	$(10.9)	$(41.2)

Operating Income (Loss) — GAAP	$(33.9)	$99.9	$43.5	$(15.9)	$93.6

NiSource Inc.
Schedule 2 — Adjustments by Segment from Operating Earnings to GAAP
For Nine Months ended September 30,
2010 (in millions)

		Gas
	Gas	Transmission		Corporate
	Distribution	and Storage	Electric	and Other	Total

Operating Earnings (Loss)	$229.9	$277.2	$174.5	$(12.6)	$669.0

Net Revenues:
Weather (compared to normal)	(12.0)	—	10.7	—	(1.3)
Revenue sales adjustment	(5.7)	—	—	—	(5.7)
Unregulated natural gas marketing business	—	—	—	5.8	5.8

Total Impact — Net Revenues	(17.7)	—	10.7	5.8	(1.2)

Operating Expenses
Restructuring	(0.2)	—	(0.5)	—	(0.7)
Environmental Reserve	—	—	6.0	—	6.0
Unregulated natural gas marketing business	—	—	—	(5.9)	(5.9)
(Loss) on sale of assets and asset impairments	(0.9)	(0.2)	(0.1)	(0.1)	(1.3)

Total Impact — Operating Expenses	(1.1)	(0.2)	5.4	(6.0)	(1.9)

Total Impact — Operating Income (Loss)	$(18.8)	$(0.2)	$16.1	$(0.2)	$(3.1)

Operating Income (Loss) — GAAP	$211.1	$277.0	$190.6	$(12.8)	$665.9

2009 (in millions)

		Gas
	Gas	Transmission
	Distribution	and Storage	Electric	Corporate	Total

Operating Earnings (Loss)	$214.8	$292.2	$126.8	$(12.2)	$621.6

Net Revenues:
Weather (compared to normal)	1.0	—	(23.5)	—	(22.5)
Revenue adjustment	—	—	(9.0)	—	(9.0)
Unregulated natural gas marketing business	—	—	—	13.2	13.2

Total Impact — Net Revenues	1.0	—	(32.5)	13.2	(18.3)

Operating Expenses
Restructuring	(1.4)	(20.0)	(3.2)	—	(24.6)
Transition charges (IBM Agreement)	(1.2)	(1.8)	(0.3)	(0.1)	(3.4)
Unregulated natural gas marketing business	—	—	—	(8.3)	(8.3)
Legal reserve	—	—	(7.0)	—	(7.0)
Gain/(Loss) on sale of assets and asset impairments	—	2.0	—	(8.5)	(6.5)

Total Impact — Operating Expenses	(2.6)	(19.8)	(10.5)	(16.9)	(49.8)

Total Impact — Operating Loss	$(1.6)	$(19.8)	$(43.0)	$(3.7)	$(68.1)

Operating Income (Loss) — GAAP	$213.2	$272.4	$83.8	$(15.9)	$553.5

NiSource Inc.
Consolidated Income Statement (GAAP)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in millions, except per share amounts)	2010	2009	2010	2009

Net Revenues
Gas Distribution	$327.0	$294.4	$2,122.4	$2,456.0
Gas Transportation and Storage	270.7	242.3	905.5	898.7
Electric	397.7	320.0	1,056.1	902.2
Other	142.7	118.2	583.9	708.6

Gross Revenues	1,138.1	974.9	4,667.9	4,965.5
Cost of Sales (excluding depreciation and amortization)	420.0	317.9	2,145.4	2,560.2

Total Net Revenues	718.1	657.0	2,522.5	2,405.3

Operating Expenses
Operation and maintenance	382.1	358.6	1,198.8	1,203.4
Depreciation and amortization	153.1	148.8	454.5	440.7
Impairment and loss on sale of assets, net	1.1	7.6	1.2	6.4
Other taxes	62.0	54.2	213.4	210.9

Total Operating Expenses	598.3	569.2	1,867.9	1,861.4

Equity Earnings in Unconsolidated Affiliates	3.5	5.8	11.3	9.6

Operating Income	123.3	93.6	665.9	553.5

Other Income (Deductions)
Interest expense, net	(97.6)	(105.0)	(294.8)	(300.7)
Other, net	2.1	2.4	7.3	(2.3)
Gain on early extinguishment of long-term debt	—	—	—	2.5

Total Other Deductions	(95.5)	(102.6)	(287.5)	(300.5)

Income/(Loss) from Continuing Operations before Income Taxes	27.8	(9.0)	378.4	253.0
Income Tax (Benefit) Expense	(5.6)	4.2	119.6	111.0

Income/(Loss) from Continuing Operations	33.4	(13.2)	258.8	142.0

Income/(Loss) from Discontinued Operations — net of taxes	(0.2)	0.2	(0.3)	(11.2)
Gain (Loss) on Disposition of Discontinued Operations — net of taxes	—	(2.4)	0.1	(2.6)

Net Income (Loss)	$33.2	$(15.4)	$258.6	$128.2

Basic Earnings (Loss) Per Share
Continuing operations	$0.12	$(0.05)	$0.93	$0.52
Discontinued operations	—	—	—	(0.05)

Basic Earnings (Loss) Per Share	$0.12	$(0.05)	$0.93	$0.47

Diluted Earnings (Loss) Per Share
Continuing operations	$0.12	$(0.05)	$0.93	$0.51
Discontinued operations	—	—	—	(0.04)

Diluted Earnings (Loss) Per Share	$0.12	$(0.05)	$0.93	$0.47

Dividends Declared Per Common Share	$0.23	$0.23	$0.92	$0.92

Basic Average Common Shares Outstanding	278.1	275.4	277.5	274.8
Diluted Average Common Shares	279.9	275.4	278.9	277.3

NiSource Inc.
Consolidated Balance Sheets (GAAP)
(unaudited)

	September 30,	December 31,
(in millions)	2010	2009

ASSETS
Property, Plant and Equipment
Utility Plant	$19,274.3	$19,041.1
Accumulated depreciation and amortization	(8,445.0)	(8,387.1)

Net utility plant	10,829.3	10,654.0

Other property, at cost, less accumulated depreciation	92.2	34.0

Net Property, Plant and Equipment	10,921.5	10,688.0

Investments and Other Assets
Assets of discontinued operations and assets held for sale	8.2	14.6
Unconsolidated affiliates	201.8	165.8
Other investments	144.5	129.2

Total Investments and Other Assets	354.5	309.6

Current Assets
Cash and cash equivalents	10.9	16.4
Restricted cash	276.5	174.7
Accounts receivable (less reserve of $41.3 and $39.6, respectively)	517.8	808.6
Income tax receivable	97.6	24.9
Gas inventory	438.8	384.8
Underrecovered gas and fuel costs	136.1	40.2
Materials and supplies, at average cost	94.6	102.3
Electric production fuel, at average cost	37.1	59.9
Price risk management assets	215.6	173.3
Exchange gas receivable	73.2	72.5
Regulatory assets	194.3	238.3
Assets of discontinued operations and assets held for sale	—	1.4
Prepayments and other	103.0	126.3

Total Current Assets	2,195.5	2,223.6

Other Assets
Price risk management assets	280.2	237.6
Regulatory assets	1,641.0	1,644.1
Goodwill	3,677.3	3,677.3
Intangible assets	311.4	319.6
Postretirement and postemployment benefits assets	20.2	19.8
Deferred charges and other	123.8	152.1

Total Other Assets	6,053.9	6,050.5

Total Assets	$19,525.4	$19,271.7

NiSource Inc.
Consolidated Balance Sheets (continued) (GAAP)
(unaudited)

	September 30,	December 31,
(in millions, except share amounts)	2010	2009

CAPITALIZATION AND LIABILITIES
Capitalization
Common Stockholders’ Equity
Common stock — $0.01 par value, 400,000,000 shares authorized; 278,305,866 and 276,638,021 shares issued and outstanding, respectively	$2.8	$2.8
Additional paid-in capital	4,091.4	4,057.6
Retained earnings	868.5	865.5
Accumulated other comprehensive loss	(57.4)	(45.9)
Treasury stock	(27.4)	(25.9)

Total Common Stockholders’ Equity	4,877.9	4,854.1
Long-term debt, excluding amounts due within one year	5,964.3	5,969.1

Total Capitalization	10,842.2	10,823.2

Current Liabilities
Current portion of long-term debt	726.9	719.7
Short-term borrowings	724.6	103.0
Accounts payable	242.9	502.3
Dividends payable	64.2	0.2
Customer deposits and credits	290.5	301.2
Taxes accrued	168.4	212.9
Interest accrued	85.6	125.4
Overrecovered gas and fuel costs	26.3	220.4
Price risk management liabilities	256.5	190.1
Exchange gas payable	211.0	222.2
Deferred revenue	4.5	27.3
Regulatory liabilities	98.7	43.8
Accrued liability for postretirement and postemployment benefits	7.6	23.6
Liabilities of discontinued operations and liabilities held for sale	—	0.6
Temporary LIFO liquidation credit	0.1	—
Legal and environmental reserves	73.2	146.1
Other accruals	270.2	310.8

Total Current Liabilities	3,251.2	3,149.6

Other Liabilities and Deferred Credits
Price risk management liabilities	218.7	170.2
Deferred income taxes	2,207.7	2,018.2
Deferred investment tax credits	35.1	39.6
Deferred credits	76.7	72.4
Deferred revenue	0.2	8.5
Accrued liability for postretirement and postemployment benefits	1,029.5	1,134.2
Liabilities of discontinued operations and liabilities held for sale	—	6.2
Regulatory liabilities and other removal costs	1,562.3	1,558.8
Asset retirement obligations	134.3	138.2
Other noncurrent liabilities	167.5	152.6

Total Other Liabilities and Deferred Credits	5,432.0	5,298.9

Total Capitalization and Liabilities	$19,525.4	$19,271.7

NiSource Inc.
Statements of Consolidated Cash Flows
(unaudited)

Nine Months Ended September 30, (in millions)	2010	2009

Operating Activities
Net Income	$258.6	$128.2
Adjustments to Reconcile Net Income to Net Cash from Continuing Operations:
Gain on early extinguishment of debt	—	(2.5)
Depreciation and amortization	454.5	440.7
Net changes in price risk management assets and liabilities	(4.2)	(11.3)
Deferred income taxes and investment tax credits	130.6	354.8
Deferred revenue	(22.7)	(1.3)
Stock compensation expense and 401(k) profit sharing contribution	23.2	8.3
Gain on sale of assets	(0.1)	(2.0)
Loss on impairment of assets	1.1	7.6
Income from unconsolidated affiliates	(11.1)	(9.2)
(Gain) loss on disposition of discontinued operations — net of taxes	(0.1)	2.6
Loss from discontinued operations — net of taxes	0.3	11.2
Amortization of discount/premium on debt	8.1	9.9
AFUDC equity	(4.9)	(0.6)
Distributions of Earnings Received from Equity Investee	7.9	—
Changes in Assets and Liabilities:
Accounts receivable	299.2	598.0
Income tax receivable	24.9	(295.7)
Inventories	(32.8)	(22.9)
Accounts payable	(266.8)	(447.4)
Customer deposits and credits	(10.7)	(30.8)
Taxes accrued	(96.1)	50.4
Interest accrued	(40.0)	(32.6)
(Under) overrecovered gas and fuel costs	(289.9)	589.4
Exchange gas receivable/payable	(12.9)	(14.0)
Other accruals	(22.7)	(77.8)
Prepayments and other current assets	32.4	34.5
Regulatory assets/liabilities	103.9	70.1
Postretirement and postemployment benefits	(142.3)	(60.9)
Deferred credits	(0.2)	(5.4)
Deferred charges and other non current assets	9.9	(1.6)
Other non current liabilities	(9.7)	16.3

Net Operating Activities from Continuing Operations	387.4	1,306.0
Net Operating Activities used for Discontinued Operations	(54.9)	(185.1)

Net Cash Flows from Operating Activities	332.5	1,120.9

Investing Activities
Capital expenditures	(553.7)	(586.0)
Insurance recoveries	3.5	61.4
Proceeds from disposition of assets	0.3	2.4
Restricted cash (deposits) withdrawals	(101.8)	69.4
Contributions to equity investees	(87.7)	(26.5)
Distributions from equity investees	23.8	—
Other investing activities	(45.9)	(31.2)

Net Investing Activities used for Continuing Operations	(761.5)	(510.5)
Net Investing Activities from Discontinued Operations	0.4	7.6

Net Cash Flow used for Investing Activities	(761.1)	(502.9)

Financing Activities
Issuance of long-term debt	—	965.1
Retirement of long-term debt	(16.3)	(365.9)
Change in short-term borrowings, net	621.6	(963.4)
Issuance of common stock	10.6	0.6
Acquisition of treasury stock	(1.4)	(0.9)
Dividends paid — common stock	(191.4)	(189.6)

Net Cash Flow from (used for) Financing Activities	423.1	(554.1)

Change in cash and cash equivalents from continuing operations	49.0	241.4
Cash contributions to discontinued operations	(54.5)	(177.5)
Cash and cash equivalents at beginning of period	16.4	20.6

Cash and Cash Equivalents at End of Period	$10.9	$84.5